Exhibit 99.1

Boxwood Merger Corp. Announces Financing Commitment of up to $155 Million and Additional Equity Rollover of up to $50 Million in Support of Business Combination with Atlas Technical Consultants

Business Combination is Now Fully Financed

Special Meeting of Stockholders Remains Scheduled for January 30, 2020

Austin, TX (January 23, 2020) – Boxwood Merger Corp. (Nasdaq: BWMC, BWMCU and BWMCW) (“Boxwood”) is pleased to announce that it has secured additional financing in support of its business combination with Atlas Intermediate Holdings LLC (“Atlas”) (the “business combination”). This financing includes a common and non-convertible preferred equity commitment from GSO Capital Partners, the credit arm of Blackstone (“GSO”), of up to $155 million. In addition, Bernhard Capital Partners (“BCP”) has agreed to an increased equity rollover of up to $50 million. With these financing and additional equity rollover commitments, the business combination is now fully financed.

GSO’s private investment in public equity (“PIPE”) commitment provides for the purchase of up to $145 million of a new class of Series A Senior Preferred Units (the “Preferred Units”) of Atlas TC Holdings LLC, a wholly-owned subsidiary of Boxwood (“Holdings”) which will indirectly own 100% of Atlas, and up to $10 million in shares of Class A common stock of Boxwood, at $10.00 per share, in connection with the closing of the business combination. The Preferred Units to be purchased by GSO will be purchased at a price of $1,000 per unit, have a liquidation preference of $1,000 per unit plus accrued and unpaid dividends, and pay a dividend of 5% per annum, plus either an additional 6.25% per annum in cash or 7.25% per annum in additional Preferred Units, at Holdings’ option, payable quarterly in arrears. The Preferred Units will be non-convertible and will be redeemable by Holdings beginning two years after the closing of the business combination at a price equal to 103% of their liquidation preference and beginning three years after the closing at a price equal to their liquidation preference.

Boxwood also announced that it has entered into an amendment to the unit purchase agreement for the business combination (the “Amended Purchase Agreement”). The amendment provides for an increase in BCP’s potential rollover equity in Atlas by up to an additional $50 million of common units of Holdings, at $10.00 per unit.

In connection with Boxwood’s receipt of the PIPE commitment and the entry into the Amended Purchase Agreement, Atlas has confirmed its 2019 Adjusted EBITDA* and 2020 Adjusted EBITDA guidance previously provided to Boxwood and its board of directors that was disclosed in Boxwood’s definitive proxy statement relating to the business combination, and which does not reflect the expected closing next month of Atlas’ previously announced acquisition of Long Engineering, Inc. (“Long Engineering”) which is expected to be accretive.

Boxwood also has entered into an amendment to the debt commitment letter relating to the business combination (the “Debt Commitment Letter”) with Macquarie Capital and Natixis, New York Branch (collectively, the “Commitment Parties”) pursuant to which Boxwood and the Commitment Parties have agreed to, among other things, reduce the aggregate principal amount of the credit facilities to be provided by the Commitment Parties from up to $400 million to up to $321 million by reducing the aggregate principal amount available under the senior secured first lien term loan facility from $290 million to $281 million and eliminating the senior secured second lien term loan facility, which would have been available for an aggregate principal amount of up to $70 million.

“We are pleased to have secured this commitment from GSO under attractive terms and are looking forward to the closing of our business combination later this month,” said Stephen Kadenacy, Chairman and Chief Executive Officer of Boxwood, who will serve as Executive Chairman of the combined company following the business combination. “Atlas’ business continues to perform well as evidenced by Atlas’ confirmation of its previously provided guidance for 2019 and 2020 Adjusted EBITDA*. We are also looking forward to closing the Long Engineering acquisition, which will be our first acquisition as a combined company, just after the close of the business combination.”

The special meeting in lieu of the 2019 meeting of stockholders of Boxwood (the “special meeting”) to approve the business combination and other matters remains scheduled for Thursday, January 30, 2020, at 10:00 a.m., Eastern Time. The business combination is expected to close shortly after the special meeting, subject to the approval of Boxwood’s stockholders at the special meeting and satisfaction of the other closing conditions.

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of professional testing, inspection engineering and consulting services under the name Atlas Technical Consultants, offering solutions to public and private sector clients in the transportation, commercial, water, government, education and industrial markets. With more than 100 offices in 40 states and over 3,200 employees, Atlas provides a broad range of mission-critical technical services, helping clients test, inspect, certify, plan, design and manage a wide variety of projects across diverse end markets. For more information, go to https://www.oneatlas.com.

About Boxwood Merger Corp.

Boxwood is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. In August 2019, Boxwood announced its proposed business combination with Atlas, and filed the definitive proxy statement with the SEC on November 12, 2019. Boxwood’s shares of Class A common stock, units and warrants trade on Nasdaq under the ticker symbols “BWMC,” “BMWCU” and “BWMCW,” respectively.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination and other transactions described herein or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information for Investors and Stockholders

In connection with the business combination, on November 12, 2019, Boxwood filed a definitive proxy statement with the SEC. The definitive proxy statement and other relevant documents has been sent or given to the stockholders of Boxwood as of November 6, 2019, the record date established for voting on the proposed business combination and contains important information about the business combination and related matters. Boxwood stockholders and other interested persons are advised to read the definitive proxy statement, any amendments thereto and any other materials filed or that will be filed with the SEC in connection with Boxwood’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the business combination, because they contain or will contain important information about Boxwood, Atlas and the business combination. Stockholders are also able to obtain copies of the definitive proxy statement and other relevant materials, without charge, at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Boxwood can be obtained free of charge at https://www.cstproxy.com/boxwoodmc/2019 or by directing a written request to Boxwood Merger Corp., 8801 Calera Drive, Austin, Texas 78735 or by telephone at (512) 575-3637.

Participants in the Solicitation

Boxwood and Atlas and their respective directors and executive officers may be deemed participants in the solicitation of proxies of Boxwood stockholders in connection with the business combination. Information about such persons, including their names and a description of their interests in Boxwood, Atlas and the business combination, as applicable, are set forth in the definitive proxy statement for the proposed business combination. The definitive proxy statement is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Boxwood, 8801 Calera Drive, Austin, Texas 78735 or by telephone at (512) 575-3637.

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about the parties’ ability to effect the business combination and related financing transactions and the benefits of the business combination. These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and Boxwood and Atlas do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the unit purchase agreement entered into in connection with the business combination (the “transaction agreement”); (2) the outcome of any legal proceedings that may be instituted against Boxwood or Atlas relating to the proposed business combination and related transactions or the definitive proxy statement; (3) the inability to complete the transactions contemplated by the transaction agreement due to the failure to obtain approval of the stockholders of Boxwood or satisfy other conditions to the closing of the business combination and the inability to complete the transactions contemplated by the agreement between Atlas and Long Engineering due to the failure to satisfy the conditions to the closing of such transactions; (4) the ability to obtain or maintain the listing of Boxwood’s shares of Class A common stock and warrants on Nasdaq following the business combination; (5) the risk that the business combination disrupts the parties’ current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the business combination or the acquisition of Long Engineering, which may be affected by, among other things, competition, the ability of Boxwood, Atlas and Long Engineering to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees; (7) costs related to the business combination and the acquisition of Long Engineering; (8) changes in applicable laws or regulations; (9) the possibility that Boxwood, Atlas or Long Engineering may be adversely affected by other economic, business, and/or competitive factors; (10) with respect to 2019 Adjusted EBITDA guidance, completion and finalization of fourth quarter and year-end financial and accounting procedures and audit of the financial statements; and (11) other risks and uncertainties indicated from time to time in the definitive proxy statement filed by Boxwood with the SEC in connection with the business combination, including those under “Risk Factors” therein, and other factors identified in Boxwood’s prior and future filings with the SEC, available at www.sec.gov.

* About Non-GAAP Financial Measures

This press release includes Atlas’ guidance for 2019 and 2020 Adjusted EBITDA, which is a financial measure not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Atlas believes that Adjusted EBITDA is a useful performance measure that allows for an effective evaluation of Atlas’ operating performance when compared to its peers, without regard to its financing methods or capital structure. However, Adjusted EBITDA is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

Atlas defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, as adjusted for certain one-time or non-recurring items and other adjustments. In addition, the Adjusted EBITDA guidance Atlas has provided to Boxwood assumes projected annual public company costs and includes pro forma cost synergies reflecting the impact of cost savings arising from the merger between Atlas and ATC Group Partners LLC and subsidiaries (“ATC”) in 2019 by eliminating duplicate costs including those relating to labor, rent, sourcing and information technology.

Atlas excludes these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Atlas’ presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Atlas’ computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies.

Atlas is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure without unreasonable effort due to the potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains or losses. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Contacts

Investors
Rodny Nacier, 512-851-1507
ir@oneatlas.com

Media
Elyse Gentile, 646-677-1823
Elyse.Gentile@icrinc.com

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